IntelGenx Closes $3.5 Million Public Offering

Saint Laurent, Quebec - (Newsfile Corp. - December 16, 2013 - IntelGenx Technologies Corp. (OTCQX: IGXT; TSX-V: IGX) (“IntelGenx”), a drug delivery company focused on the development of novel oral rapidly disintegrating delivery systems including its proprietary VersaFilm™ technology, as well as oral controlled-release products, announced today that it has closed a registered public offering to raise gross proceeds of approximately $3.5 million.

As previously announced, on December 12, 2013 the Company entered into securities purchase agreements with certain accredited investors for the issuance and sale of an aggregate of 7,920,346 shares of its common stock at $0.4419 per share. Additionally, investors received warrants to purchase up to 7,920,346 shares of common stock at an exercise price of $0.5646 per share for a term of five years.

Net proceeds, after deducting the placement agent’s fee and other estimated offering expenses payable by IntelGenx, are approximately $3.1 million. The Company intends to use the net proceeds from the Offering for capital investments in VersaFilm™ manufacturing equipment, new facility leasehold improvements, working capital and other general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”), acted as the exclusive placement agent for the transaction. On the Closing Date, the Company paid/issued to Wainwright or its designees: (i) cash commissions in the amount of $209,999.70, representing 6% of the aggregate gross proceeds received by the Company, plus expenses in the amount of $34,995.00; and (ii) warrants to purchase 475,221 shares of common stock, representing 6% of the amount of shares sold in the public offering.

The securities described above were offered and sold by IntelGenx Technologies Corp. pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission, or the SEC. A final prospectus related to the offering has also been filed with the SEC. Copies of the final prospectus can be obtained directly from IntelGenx and at the SEC’s website at www.sec.gov or by request at H.C. Wainwright & Co., LLC at placements@hcwco.com.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of IntelGenx Technologies Corp.’s common stock or warrants. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, bipolar disorder, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and the OTCQX has neither approved nor disapproved the contents of this press release.

Contact:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com